      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 22, 1998


                                                      REGISTRATION NO. 333-51907

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                 PRE-EFFECTIVE
                                   AMENDMENT
                                     NO. 1
                                       TO
                                    FORM S-3


                             REGISTRATION STATEMENT

                                   UNDER THE

                             SECURITIES ACT OF 1933

                            ------------------------

          USW-C, INC.                         U S WEST
(to be renamed "U S WEST, Inc.")       CAPITAL FUNDING, INC.

      (Exact name of registrant as specified in its charter)
            DELAWARE                          COLORADO
(State or other jurisdiction of   (State or other jurisdiction of
 incorporation or organization)    incorporation or organization)

           84-0953188                        84-1028672
        (I.R.S. Employer                  (I.R.S. Employer
     Identification Number)            Identification Number)

                             1801 CALIFORNIA STREET
                             DENVER, COLORADO 80202
                                 (303) 672-2700

         (Address, including zip code, and telephone number, including area code, of both registrants' principal executive offices)

                           THOMAS O. MCGIMPSEY, ESQ.
                                  USW-C, INC.
                             7800 EAST ORCHARD ROAD
                           ENGLEWOOD, COLORADO 80111
                                 (303) 793-6676

 (Name, address, including zip code, and telephone number of agent for service for both registrants)

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:


  From time to time after the effective date of the Registration Statement, as determined by market conditions.

                            ------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAW OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED MAY 22, 1998


PROSPECTUS

                                                                       [LOGO]

                                 $3,500,000,000
                         U S WEST CAPITAL FUNDING, INC.

                                DEBT SECURITIES

             UNCONDITIONALLY GUARANTEED AS TO PAYMENT OF PRINCIPAL,
                       PREMIUM, IF ANY, AND INTEREST, BY


           USW-C, INC. (TO BE RENAMED "U S WEST, INC." AT SEPARATION)



    U S WEST Capital Funding, Inc. ("Capital Funding") from time to time offers its notes, debentures, or other debt securities (the "Debt Securities"), in one or more series, up to an aggregate principal amount of $3,500,000,000 (or its equivalent, based on the applicable exchange rate at the time of offering, in such foreign currencies, or units of two or more thereof as shall be designated by Capital Funding). Debt Securities may be issued in registered form without coupons, bearer form with coupons attached, or in the form of a Global Security. All Debt Securities will be unconditionally guaranteed as to payment of principal, premium, if any, and interest by USW-C, Inc. (to be renamed "U S WEST, Inc." at Separation) ("U S WEST").


    When a particular series of Debt Securities is offered, a supplement to this Prospectus will be delivered (the "Prospectus Supplement") together with this Prospectus setting forth the terms of such Debt Securities, including, where applicable, the specific designation, aggregate principal amount, denominations, form of currency or currencies in which the principal, and premium, if any, and interest are payable, maturity, rate (which may be fixed or variable) and time of payment of interest, any terms for redemption or repurchase at the option of Capital Funding or the holder, any terms for sinking fund payments, the initial public offering price, the names of, and the principal amounts to be purchased by, underwriters and the compensation of such underwriters, any listing of the Debt Securities on a securities exchange, and the other terms in connection with the offering and sale of such Debt Securities.

    If an agent of Capital Funding or a dealer or an underwriter is involved in the sale of the Debt Securities in respect of which this Prospectus is being delivered, the agent's commission or dealer's or underwriter's discount will be set forth in, or may be calculated from, the Prospectus Supplement. The net proceeds to Capital Funding from such sale will be the purchase price of such Debt Securities less such commission in the case of an agent, the purchase price of such Debt Securities in the case of a dealer or the public offering price less such discount in the case of an underwriter, and less, in each case, the other attributable issuance expenses. The aggregate net proceeds to Capital Funding from all the Debt Securities will be the purchase price of the Debt Securities sold, less the aggregate of agents' commissions and dealers' and underwriters' discounts and other expenses of issuance and distribution. The net proceeds to Capital Funding from the sale of the Debt Securities will be set forth in the Prospectus Supplement. See "Plan of Distribution" for possible indemnification arrangements for any agents, dealers or underwriters.
                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                THIS PROSPECTUS. ANY REPRESENTATION TO THE
                      CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

               The date of this Prospectus is             , 1998.

                           DESCRIPTION OF SEPARATION


    U S WEST is currently a wholly-owned subsidiary of U S WEST, Inc. ("Old U S WEST"). Old U S WEST currently conducts its business through two groups, U S WEST Communications Group (the "Communications Group") and U S WEST Media Group (the "Media Group").



    On or about June 12, 1998, Old U S WEST will consummate a transaction in which Old U S WEST is separated into two independent companies (the "Separation"). In connection with the Separation, Old U S WEST will contribute the businesses of the Communications Group and the domestic directories business of Media Group ("Dex") (collectively, the "U S WEST Businesses") to U S WEST and will distribute all of the U S WEST common stock to holders of Communications Group common stock, other than $850 million in value of U S WEST common stock that will be distributed to holders of Media Group common stock in connection with the alignment of Dex with the Communications Group (the "Dex Alignment"). As used herein, references to U S WEST refer to the U S WEST Businesses prior to the Separation and to U S WEST after the Separation. UNLESS OTHERWISE INDICATED, THE DISCUSSIONS CONTAINED IN THIS PROSPECTUS ASSUME THE CONSUMMATION OF THE SEPARATION.


                             AVAILABLE INFORMATION

    U S WEST is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and other information concerning U S WEST can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549, at prescribed rates. The Commission maintains a Web site at http: //www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including U S WEST. U S WEST's Common Stock is listed and traded on the New York Stock Exchange (the "NYSE") and the Pacific Stock Exchange (the "PSE") and such material is available for inspection at the offices of the NYSE, 20 Broad Street, New York, New York 10005 and at the offices of PSE, 115 Sansome Street, 2nd Floor, San Francisco, California 94104.

    U S WEST and Capital Funding have filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933 (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


    The following documents have been filed by U S WEST (and its predecessor Old U S WEST) with the Commission and are incorporated herein by reference: (i) Old U S WEST's Annual Report on Form 10-K for the year ended December 31, 1997, as amended by Form 10-K/A filed April 13, 1998, (ii) Old U S WEST's Current Reports on Form 8-K dated January 29, 1998, February 17, 1998, March 25, 1998 (as amended by Form 8-K/A filed April 13, 1998), April 17, 1998 and May 5, 1998,
(iii) Old U S WEST's Proxy Statement on Schedule 14A filed with the Commission on April 20, 1998, (iv) U S WEST's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 and (v) U S WEST's Current Report on Form 8-K dated May 15, 1998.

    All documents filed by U S WEST pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies and supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


    U S WEST and Capital Funding will provide without charge to each person to whom a Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents which are incorporated by reference herein, other than exhibits to such documents which are not specifically incorporated by reference therein. Requests should be directed to Investor Relations, U S WEST, 1801 California Street, Denver, Colorado 80202 (telephone number (303) 896-1277).


                FORWARD-LOOKING INFORMATION MAY PROVE INACCURATE

    Some of the information presented herein or incorporated by reference constitutes "forward-looking statements" within the meaning of Private Securities Litigation Reform Act of 1995. Although U S WEST and Capital Funding believe that their expectations are based on reasonable assumptions within the bounds of their knowledge of their businesses and operations, there can be no assurance that actual results will not differ materially from their expectations. Factors that could cause actual results to differ from expectations include: (i) greater than anticipated competition from new entrants into the local exchange, intraLATA toll, wireless, data and directories markets;
(ii) changes in demand for U S WEST's products and services, including optional custom calling features; (iii) higher than anticipated employee levels, capital expenditures and operating expenses (such as costs associated with year 2000 remediation); (iv) the loss of significant customers; (v) pending regulatory actions in state jurisdictions; (vi) regulatory changes affecting the telecommunications industry, including changes that could have an impact on the competitive environment in the local exchange market; (vii) a change in economic conditions in the various markets served by U S WEST's operations; (viii) greater than anticipated competitive activity requiring new pricing for services; (ix) higher than anticipated start-up costs associated with new business opportunities; (x) delays in U S WEST's ability to begin offering interLATA long-distance services; or (xi) delays in the development of anticipated technologies, or the failure of such technologies to perform according to expectations.


                                    U S WEST


    U S WEST is a diversified communications company providing services principally to customers in a 14-state mountain and western region of the United States, which is comprised of the states of Arizona, Colorado, Idaho, Iowa, Minnesota, Montana, Nebraska, New Mexico, North Dakota, Oregon, South Dakota, Utah, Washington and Wyoming. U S WEST has operations in four principal areas:
(i) telecommunications and related services, (ii) wireless services, (iii) high-speed data and Internet Services; and (iv) directory services. The major component of U S WEST is U S WEST Communications, Inc. which provides communications service to more than 25 million residential and business customers in the region. U S WEST has one class of common stock, par value $.01 per share.

                         U S WEST CAPITAL FUNDING, INC.


    Capital Funding is a wholly-owned subsidiary of U S WEST and was incorporated under the laws of the State of Colorado in June 1986. Capital Funding provides financing to U S WEST and its affiliates through the issuance of indebtedness guaranteed by U S WEST. The principal executive offices of Capital Funding are located at 1801 California Street, Denver, Colorado 80202 (telephone number (303) 672-2700).


                                USE OF PROCEEDS

    Capital Funding will apply the net proceeds from the sale of the Debt Securities to its general funds to be used for the reduction of short-term and long-term borrowings and/or loans to U S WEST and affiliates of U S WEST, which will in turn use the funds for general corporate purposes, including acquisitions, the refinancing of short-term and long-term borrowings, and for other business opportunities. The amount and timing of these loans will depend upon the future growth and financing requirements of U S WEST and its affiliates.

                       RATIO OF EARNINGS TO FIXED CHARGES

    The following table sets forth the ratio of earnings to fixed charges for U S WEST for the periods indicated. For the purpose of calculating this ratio, earnings consist of income before income taxes, extraordinary items and cumulative effect of change in accounting principle and fixed charges. Fixed charges include interest on indebtedness and the portion of rentals representative of the interest factor.


                                                             PRO FORMA
                                                        --------------------
                     HISTORICAL
----------------------------------------------------    YEAR
                                        THREE MONTHS    ENDED   THREE MONTHS
                                        ENDED MARCH     DECEMBER ENDED MARCH
      YEAR ENDED DECEMBER 31,               31,         31,         31,
------------------------------------    ------------    ----    ------------
1993(1)(2) 1994(1) 1995(1) 1996(1) 1997(1) 1997(1) 1998(1) 1997(3) 1997(3) 1998(3)
----    ----    ----    ----    ----    ----    ----    ----    ----    ----
2.91    5.38    5.01    5.20    5.67    6.10    6.50    3.85    4.15    4.37


------------------------------


(1) Historical ratios are based on the combined historical results of U S WEST and exclude the effects of $3.9 billion of indebtedness (the "Dex Indebtedness") which will be refinanced by U S WEST in connection with the Dex Alignment.


(2) 1993 ratio includes a one-time restructuring charge of $930 million. Excluding the restructuring charge, the ratio would have been 4.76.


(3) Based on the unaudited Pro Forma combined results of U S WEST which gives effect to the refinancing by U S WEST of $3.9 billion of Dex Indebtedness in connection with the Dex Alignment. For further information please see U S WEST's Pro Forma financial statements which have been separately filed under Form 8-K dated May 15, 1998.


                 DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

    The following description sets forth certain general terms and provisions of the Debt Securities and Guarantees to which any Prospectus Supplement may relate. The particular terms and provisions of the series of Debt Securities offered by a Prospectus Supplement and the extent to which such general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement relating to such series of Debt Securities.

    The Debt Securities are to be issued under an Indenture ("Indenture"), to be entered into among U S WEST, Capital Funding, and First National Bank of Chicago ("Trustee"). As of the date of this Prospectus, no Debt Securities had been issued under the Indenture. The following summaries of certain provisions of the Debt Securities, the Guarantees, and the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Debt Securities, the Guarantees, and the Indenture, including the definitions therein of certain terms.

Wherever particular sections or defined terms of the Indenture are referred to, it is intended that such sections or defined terms shall be incorporated herein by reference.

GENERAL


    The Indenture does not limit the amount of Debt Securities which can be issued thereunder and additional debt securities may be issued thereunder up to the aggregate principal amount which may be authorized from time to time by, or pursuant to a resolution of, Capital Funding's Board of Directors or by supplemental indenture. Reference is made to the Prospectus Supplement for the following terms of the particular series of Debt Securities being offered hereby; (i) the title of the Debt Securities of the series; (ii) any limit upon the aggregate principal amount of the Debt Securities of the series; (iii) the date or dates on which the principal of the Debt Securities of the series will mature; (iv) the rate or rates (or manner of calculations thereof), if any, at which the Debt Securities of the series will bear interest, the date or dates from which any such interest will accrue and on which such interest will be payable, and, with respect to Debt Securities of the series in registered form, the record date for the interest payable on any interest payment date; (v) the place or places where the principal of and interest, if any, on the Debt Securities of the series will be payable; (vi) any redemption or sinking fund provisions; (vii) if other than the principal amount thereof, the portion of the principal amount of Debt Securities of the series which will be payable upon declaration of acceleration of the maturity thereof; (viii) whether the Debt Securities of the series will be issuable in registered or bearer form or both, any restrictions applicable to the offer, sale, or delivery of Debt Securities in bearer form ("bearer Debt Securities"), and whether the terms upon which bearer Debt Securities will be exchangeable for Debt Securities in registered form ("registered Debt Securities") and vice versa; (ix) whether and under what circumstances Capital Funding will pay additional amounts on the Debt Securities of the series held by a person who is not a U.S. person (as defined below) in respect of taxes or similar charges withheld or deducted and, if so, whether Capital Funding will have the option to redeem such Debt Securities rather than pay such additional amounts; (x) whether the Debt Securities will be denominated or provide for payment in United States dollars or a foreign currency or units of two or more such foreign currencies; and (xi) any additional provisions or other special terms not inconsistent with the provisions of the Indenture, including any terms which may be required by or advisable under United States laws or regulations or advisable in connection with the marketing of Debt Securities of such series. (Section 2.01 and 2.02.) To the extent not described herein, principal, premium, if any, and interest will be payable, and the Debt Securities of a particular series will be transferable, in the manner described in the Prospectus Supplement relating to such series. Further, all Debt Securities of any one series shall be substantially identical except as to denomination and the rate or rates of interest, if any, and maturity and currency and, except as may otherwise be provided in, or pursuant to, a resolution of Capital Funding's Board of Directors or by supplemental indenture.


    Each series of Debt Securities will constitute unsecured and unsubordinated indebtedness of Capital Funding, and will rank on a parity with Capital Funding's other indebtedness, and will have the benefit of the Guarantees described herein. However, since U S WEST is a holding company, the right of U S WEST and, hence, the right of creditors of U S WEST (including the holders of the Debt Securities) to participate in any distribution of the assets of any subsidiaries of U S WEST, whether upon liquidation, reorganization, or otherwise, is subject to prior claims of creditors of the subsidiary, except to the extent that claims of U S WEST itself as a creditor of a subsidiary may be recognized.

    Debt Securities of any series may be issued as registered Debt Securities or bearer Debt Securities or both as specified in the term of the series. Unless otherwise indicated in the Prospectus Supplement, Debt Securities will be issued in denominations of $1,000 and integral multiples thereof, and bearer Debt Securities will not be offered, sold, resold, or delivered to U.S. persons in connection with their original issuance. For purposes of this Prospectus, "U.S. person" means a citizen, national, or resident of the United States, a corporation, partnership, or other entity created or organized in or under the laws of the United States, or any political subdivision thereof, or an estate or trust which is subject to United States federal income taxation regardless of its source of income.

    To the extent set forth in the Prospectus Supplement, except in special circumstances set forth in the Indenture, interest on bearer Debt Securities will be payable only against presentation and surrender of the coupons for the interest installments evidenced thereby as they mature at a paying agency of Capital Funding located outside of the United States and its possessions. (Section 2.05(c).) Capital Funding will maintain such an agency for a period of two years after the principal of such bearer Debt Securities has become due and payable. During any period thereafter for which it is necessary in order to conform to United States tax law or regulations, Capital Funding will maintain a paying agent outside the United States and its possessions to which the bearer Debt Securities may be presented for payment and will provide the necessary funds therefor to such paying agent upon reasonable notice. (Section 2.04)

    Bearer Debt Securities and the coupons related thereto will be transferable by delivery. (Section 2.08(e).)

    If appropriate, federal income tax consequences applicable to a series of Debt Securities will be described in the Prospectus Supplement relating thereto.

GLOBAL SECURITIES

    The Debt Securities of a series may be issued in the form of one or more fully registered global securities (each a "Global Security") that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such series. Unless and until it is exchanged for Debt Securities in definitive registered form, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

    The specific terms of the depositary arrangements with respect to a series of Debt Securities will be described in the Prospectus Supplement relating to such series. Capital Funding anticipates that the following provisions will apply to all depositary arrangements.

    Upon the issuance of a Global Security, the Depositary for such Global Security will credit the accounts held with it with the respective principal amounts of the Debt Securities represented by such Global Security. Such accounts shall be designated by the underwriters or agents with respect to such Debt Securities or by Capital Funding if such Debt Securities are offered and sold directly by Capital Funding. Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with the Depositary for such Global Security ("participants") or persons that may hold interests through participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Security or on the records of participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

    So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indenture governing such Debt Securities. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt

Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture governing such Debt Securities.

    Principal, premium, if any, and interest payments on Debt Securities registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Security representing such Debt Securities. Neither Capital Funding, the Trustee for such Debt Securities, any Paying Agent nor the Security Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Security for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    Capital Funding expects that the Depositary for a series of Debt Securities issued in the form of a Global Security, upon receipt of any payment of principal, premium or interest, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Security for such Debt Securities as shown on the records of such Depositary. Capital Funding also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such participants.

    If a Depositary for a series of Debt Securities is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by Capital Funding within 90 days, Capital Funding will issue Debt Securities of such series in definitive form in exchange for the Global Security representing such series of Debt Securities. In addition, Capital Funding may at any time and in its sole discretion determine not to have the Debt Securities of a series represented by a Global Security and, in such event, will issue Debt Securities of such series in definitive form in exchange for the Global Security representing such series of Debt Securities. In either instance, an owner of a beneficial interest in a Global Security will be entitled to have Debt Securities of the series represented by such Global Security equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of such Debt Securities in definitive form. Debt Securities of such series so issued in definitive form will be issued in denominations of $1,000 and integral multiples thereof and will be issued in registered form only, without coupons.

GUARANTEES

    U S WEST will unconditionally guarantee the due and punctual payment of the principal, premium, if any, and interest on the Debt Securities when and as the same shall become due and payable, whether at maturity, upon redemption, or otherwise. (Section 2.16.) The Guarantees will rank equally with all other unsecured and unsubordinated obligations of U S WEST.

EXCHANGE OF SECURITIES

    To the extent permitted by the terms of a series of Debt Securities authorized to be issued in registered form and bearer form, bearer Debt Securities may be exchanged for an equal aggregate principal amount of registered or bearer form Debt Securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the bearer Debt Securities with all unpaid coupons relating thereto, at an agency of Capital Funding maintained for such purpose and upon fulfillment of all other requirements of such agent. (Section 2.08(b)). As of the date of this Prospectus, United States Treasury regulations do not permit exchanges of registered Debt Securities for bearer Debt Securities and, unless such regulations are modified, the terms of a series of Debt Securities will not permit registered Debt Securities to be exchanged for bearer Debt Securities.

LIENS ON ASSETS

    If at any time, Capital Funding mortgages, pledges, or otherwise subjects to any lien the whole or any part of any property or assets now owned or hereafter acquired by it, except as hereinafter provided, Capital Funding will secure the outstanding Debt Securities, and any other obligations of Capital Funding which may then be outstanding and entitled to the benefit of a covenant similar in effect to this covenant, equally and ratably with the indebtedness or obligations secured by such mortgage, pledge, or lien, for as long as any such indebtedness or obligation is so secured. The foregoing covenant does not apply to the creation, extension, renewal, or refunding of mortgages or liens created or existing at the time property is acquired, created within 180 days thereafter, or created for the purpose of securing the cost of construction and improvement of property, or to the making of any deposit or pledge to secure public or statutory obligations or with any governmental agency at any time required by law in order to qualify Capital Funding to conduct its business or any part thereof or in order to entitle it to maintain self-insurance or to obtain the benefits of any law relating to workers' compensation, unemployment insurance, old age pensions, or other social security, or with any court, board, commission, or governmental agency as security incident to the proper conduct of any proceeding before it. Nothing contained in the Indenture prevents any entity other than Capital Funding from mortgaging, pledging, or subjecting to any lien any of its property or assets, whether or not acquired from Capital Funding or U S WEST. (Section 4.03.)

AMENDMENT AND WAIVER

    Subject to certain exceptions, the Indenture may be amended or supplemented by Capital Funding, U S WEST, and the Trustee with the consent of the holders of a majority in principal amount of the outstanding Debt Securities of each series affected by the amendment or supplement (with each series voting as a class), or compliance with any provision may be waived with the consent of holders of a majority in principal amount of the outstanding Debt Securities of each series affected by such waiver (with each series voting as a class). However, without the consent of each Debt Securityholder affected, an amendment or waiver may not
(i) reduce the amount of Debt Securities whose holders must consent to an amendment or waiver; (ii) change the rate of or change the time for payment of interest on any Debt Security; (iii) change the principal of or change the fixed maturity of any Debt Security; (iv) waive a default in the payment of the principal of or interest on any Debt Security; (v) make any Debt Security payable in money other than that stated in the Debt Security; or (vi) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security. (Section 9.02.) The Indenture may be amended or supplemented without the consent of any Debt Securityholder (i) to cure any ambiguity, defect, or inconsistency in the Indenture, the Debt Securities of any series or the Guarantees; (ii) to provide for the assumption of all the obligations of Capital Funding or U S WEST under the Debt Securities, any coupons related thereto, the Guarantees, and the Indenture by any corporation in connection with a merger, consolidation, transfer, or lease of Capital Funding's or U S WEST's property and assets substantially as an entirety, as provided for in the Indenture; (iii) to provide for uncertificated Debt Securities in addition to or in place of certificated Debt Securities; (iv) to make any change that does not adversely affect the rights of any Debt Securityholder; (v) to provide for the issuance of and establish the form and terms and conditions of a series of Debt Securities or the Guarantees endorsed thereon or to establish the form of any certifications required to be furnished pursuant to the terms of the Indenture or any series of Debt Securities; or (vi) to add to the rights of Debt Securityholders. (Section 9.01.)

MERGER

    Capital Funding or U S WEST may consolidate with or merge into, or transfer or lease its property and assets substantially as an entirety, to another person if that person is a corporation and assumes all the obligations, as the case may be, of Capital Funding, under the Debt Securities, and any coupons related thereto and the Indenture, or of U S WEST, under the Guarantees and the Indenture, and if, after giving effect to such transaction, a Default or Event of Default would not occur or be continuing. Thereafter, all such obligations of Capital Funding or U S WEST, as the case may be, shall terminate. (Section 5.01 and 5.02.)

    The general provisions of the Indenture do not afford holders of the Debt Securities protection in the event of a highly-leveraged transaction, reorganization, merger or similar transaction involving U S WEST or Capital Funding that may adversely affect holders of the Debt Securities.

EVENTS OF DEFAULT

    The following events are defined in the Indenture as "Events of Default" with respect to a series of Debt Securities: (i) default in the payment of interest on any Debt Security of each series for 90 days; (ii) default in the payment of the principal of any Debt Security of such series; (iii) failure by Capital Funding or U S WEST for 90 days after notice to it to comply with any of its other agreements in the Debt Securities of such series, in the Indenture, in the Guarantees, or in any supplemental indenture; and (iv) certain events of bankruptcy or insolvency of Capital Funding or the Guarantor. (Section 6.01.) If an Event of Default occurs with respect to the Debt Securities of any series and is continuing, the Trustee or the holders of at least 25% in principal amount of all of the outstanding Debt Securities of that series may declare the principal (or, if the Debt Securities of that series are original issue discount Debt Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Debt Securities of that series to be due and payable. Upon such declaration, such principal (or, in the case of original issue discount Debt Securities, such specified amount) shall be due and payable immediately. (Section 6.02.)

    Securityholders may not enforce the Indenture, the Debt Securities, or the Guarantees, except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Debt Securities. (Section 7.01.) Subject to certain limitations, holders of a majority in principal amount of the Debt Securities of each series affected (with each series voting as a class) may direct the Trustee in its exercise of any trust power. (Section 6.05.) The Trustee may withhold from Debt Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. (Section 7.05.)

CONCERNING THE TRUSTEE

    U S WEST and certain of its affiliates, including Capital Funding, maintain banking relationships in the ordinary course of business with the Trustee. In addition, the Trustee and certain of its affiliates serve as trustee, authenticating agent, or paying agent with respect to certain debt securities of U S WEST and its affiliates.

                              PLAN OF DISTRIBUTION

GENERAL

    Capital Funding may sell the Debt Securities being offered hereby: (i) directly to purchasers, (ii) through agents, (iii) through underwriters, (iv) through dealers, or (v) through a combination of any such methods of sale.

    The distribution of the Debt Securities may be effected from time to time in one or more transactions either (i) at a fixed price or prices, which may be changed; (ii) at market prices prevailing at the time of sale; (iii) at prices related to such prevailing market prices; or (iv) at negotiated prices.

    Offers to purchase Debt Securities may be solicited directly by Capital Funding or by agents designated by Capital Funding from time to time. Any such agent, which may be deemed to be an underwriter, as that term is defined in the Securities Act, involved in the offer or sale of the Debt

Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by Capital Funding to such agent will be set forth, in the Prospectus Supplement or the Pricing Supplement. Unless otherwise indicated in the Prospectus Supplement or the Pricing Supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Agents may be customers of, engage in transactions with, or perform services for, Capital Funding in the ordinary course of business.

    If an underwriter or underwriters are utilized in the sale, Capital Funding and U S WEST will execute an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transactions will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Debt Securities.

    If a dealer is utilized in the sale of the Debt Securities in respect of which this Prospectus is delivered, Capital Funding will sell such Debt Securities to the dealer, as principal. The dealer may then resell such Debt Securities to the public at varying prices to be determined by each dealer at the time of resale.

    Underwriters, dealers, agents, and other persons may be entitled, under agreements which may be entered into with Capital Funding and U S WEST, to indemnification against, or contribution with respect to, certain civil liabilities, including liabilities under the Securities Act.

DELAYED DELIVERY ARRANGEMENTS

    If so indicated in the Prospectus Supplement, Capital Funding will authorize dealers or other persons acting as Capital Funding's agents to solicit offers by certain institutions to purchase Debt Securities from Capital Funding pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and others, but in all cases, such institutions must be approved by Capital Funding. The obligations of any purchaser under any such contract will not be subject to any conditions except that (a) the purchaser of the Debt Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject, and (b) if the Debt Securities are also being sold to underwriters, Capital Funding shall have sold to such underwriters the Debt Securities not sold for delayed delivery. The dealers and such other persons will not have any responsibility in respect of the validity or performance of such contracts.

                                    EXPERTS


    The audited combined financial statements and combined financial statement schedule of U S WEST and the audited consolidated financial statements and the Supplementary Selected Proportionate Results of Operations of Old U S WEST for the years ended December 31, 1997 and 1996 included in Old U S WEST's proxy statement on Schedule 14A (the "Proxy Statement"), filed April 20, 1998, and the audited consolidated financial statements, Supplementary Selected Proportionate Results of Operations and financial statement schedule of Old U S WEST for the years ended December 31, 1997 and 1996 included in Old U S WEST's Annual Report on Form 10-K, as amended by Form 10-K/A filed April 13, 1998, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.



    The consolidated financial statements of Old U S WEST for the year ended December 31, 1995 included in the Proxy Statement filed April 20, 1998, and the consolidated financial statements and consolidated financial statement schedule of Old U S WEST for the year ended December 31, 1995 included in Old U S WEST's Annual Report on Form 10-K for the year ended December 31, 1997, as amended by Form 10-K/A filed April 13, 1998, have been incorporated herein by reference in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing. The combined financial statements and combined financial statement schedule of U S WEST for the year ended December 31, 1995 included in the Proxy Statement filed April 20, 1998 have been incorporated herein by reference in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                 LEGAL OPINIONS

    Certain legal matters relating to the Debt Securities and the Guarantees to be offered hereby will be passed upon for Capital Funding and U S WEST by Thomas
O. McGimpsey, Corporate Counsel and Assistant Secretary of U S WEST.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Securities and Exchange Commission Filing Fee..................  $1,032,500
Rating Agency Fees.............................................      75,000*
Fees and Expenses of Trustee...................................      50,000*
Blue Sky Fees and Expenses.....................................      12,000*
Printing and Distributing Registration Statement, Prospectus,
  Distribution Agreement, Underwriting Agreement, Indenture and
  Miscellaneous Material.......................................      50,000*
Accountants' Fees..............................................      12,500*
Legal Fees and Expenses........................................      25,000*
Miscellaneous..................................................      13,000*
                                                                 ----------
    Total......................................................  $1,270,000*
                                                                 ----------
                                                                 ----------

------------------------

* Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware General Corporation Law (the "DGCL") permits the board of directors of USW-C, Inc. (to be renamed "U S WEST, Inc." prior to any offering hereunder) (the "Company") to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his or her being or having been a director, officer, employee or agent of the Company, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

    The Company's Restated Certificate of Incorporation and Bylaws provide for indemnification of its directors and officers to the fullest extent permitted by law.

    As permitted by section 102 of the DGCL, the Company's Restated Certificate of Incorporation eliminates a director's personal liability for monetary damages to the Company and its stockholders arising from a breach or alleged breach of a director's fiduciary duty except for liability under section 174 of the DGCL, for liability for any breach of the director's duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or for any transaction from which the director derived an improper personal benefit.

    The Bylaws of Capital Funding provide for the indemnification of directors and officers to the extent permissible under applicable law. Section 7-109-102 of the Colorado Business Corporation Act (the "CBCA") specifies the circumstances under which a corporation may indemnify its directors, officers, employees or agents. For acts done in a person's "official capacity," the CBCA generally requires that an act be done in good faith and in a manner reasonably believed to be in the best interests of the corporation. In all other civil cases, the person must have acted in good faith and in a way that was not opposed to the corporation's best interests. In criminal actions or proceedings, the CBCA imposes an additional requirement that the actor had no reasonable cause to believe his conduct was unlawful. In any proceeding by or in the right of the corporation, or charging a person with the improper receipt of a personal benefit, no indemnification, except for court-ordered indemnification for reasonable expenses occurred, can be made. Indemnification is mandatory when any director or officer is wholly successful, on the merits or otherwise, in defending any civil or criminal proceeding.

    The directors and officers of the Company and Capital Funding are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act which might be incurred by them in such capacities and against which they cannot be indemnified by the Company and Capital Funding.

    Any agents, dealers or underwriters who execute any of the agreements filed as Exhibit 1 to this registration statement will agree to indemnify the Company and Capital Funding directors and their officers who signed the registration statement against certain liabilities which might arise under the Securities Act with respect to information furnished to the Company and Capital Funding by or on behalf of any such indemnifying party.

ITEM 16. EXHIBITS.

    Exhibits identified in parentheses below are on file with the Commission and are incorporated herein by reference to such previous filings. All other exhibits are provided as part of this electronic transmission.


EXHIBIT
NUMBER DESCRIPTION
------ --------------------------------------------------------------------------
(1-A.) Form of Underwriting Agreement.

(1-B.) Form of Distribution Agreement

(4-A.) Form of Indenture among U S WEST Capital Funding, Inc., USW-C, Inc. and
         First National Bank of Chicago, as Trustee. The form or forms of Debt
         Securities with respect to each particular series of Debt Securities registered hereunder will be filed as an exhibit to a Current Report on Form 8-K of U S WEST and incorporated herein by reference.

(5.)   Opinion of Thomas O. McGimpsey.

12.    Computation of Ratio of Earnings to Fixed Charges.

23-A.  Consent of Arthur Andersen LLP.

23-B.  Consent of Coopers & Lybrand L.L.P.

(23-C.) Consent of counsel is contained in opinion of counsel filed as Exhibit 5.

(24.)  Powers of Attorney.

(25.)  Statement of Eligibility of Trustee.


ITEM 17. UNDERTAKINGS.

    The Company and Capital Funding hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company and Capital Funding pursuant to the provisions referred to in Item 15 (other than the insurance policies referred to therein), or otherwise, the Company and Capital Funding have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company or Capital Funding of expenses incurred or paid by a director, officer or controlling person of the Company or Capital Funding in the successful defense of any action, suit or proceeding) is asserted against the Company or Capital Funding by such director, officer or controlling person in connection with the securities being registered, the Company and Capital Funding will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The Company and Capital Funding hereby undertake:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

           (iii) To include any material information with respect to the Plan of Distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    provided, however, that the undertakings set forth in paragraphs (i) and
    (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The Company and Capital Funding hereby undertake that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

        (2) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, USW-C, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 22nd day, of May, 1998.


                                USW-C, INC.

                                By            /s/ THOMAS O. MCGIMPSEY
                                     ------------------------------------------
                                                Thomas O. McGimpsey
                                                ASSISTANT SECRETARY


    Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed below by the following persons in the capacities and on the date indicated.


PRINCIPAL EXECUTIVE OFFICER:

   /s/ SOLOMON D. TRUJILLO*
------------------------------  President and Chief
     Solomon D. Trujillo          Executive Officer

PRINCIPAL FINANCIAL AND
ACCOUNTING OFFICER:

     /s/ ALLAN R. SPIES*        Executive Vice President
------------------------------    and Chief Financial
        Allan R. Spies            Officer

DIRECTOR:

   /s/ SOLOMON D. TRUJILLO*
------------------------------
     Solomon D. Trujillo


*By:   /s/ THOMAS O. MCGIMPSEY
      -------------------------
         Thomas O. McGimpsey
         ASSISTANT SECRETARY
          ATTORNEY-IN-FACT

Dated: May 22, 1998

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, U S WEST Capital Funding, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 22nd day of May, 1998.


                                U S WEST CAPITAL FUNDING, INC.

                                By            /s/ THOMAS O. MCGIMPSEY
                                     ------------------------------------------
                                                Thomas O. McGimpsey
                                                ASSISTANT SECRETARY


    Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed below by the following persons in the capacities and on the date indicated.


PRINCIPAL EXECUTIVE OFFICER:

     /s/ ALLAN R. SPIES*
------------------------------  President
        Allan R. Spies

PRINCIPAL FINANCIAL OFFICER:

      /s/ SEAN P. FOLEY*
------------------------------  Vice President and
        Sean P. Foley             Treasurer

PRINCIPAL ACCOUNTING OFFICER:

     /s/ OSCAR X. MUNOZ*
------------------------------  Vice President and
        Oscar X. Munoz            Controller

DIRECTORS:

   /s/ MICHAEL P. GLINSKY*
------------------------------
      Michael P. Glinsky

      /s/ SEAN P. FOLEY*
------------------------------
        Sean P. Foley

     /s/ ALLAN R. SPIES*
------------------------------
        Allan R. Spies


*By:   /s/ THOMAS O. MCGIMPSEY
      -------------------------
         Thomas O. McGimpsey
          ATTORNEY-IN-FACT

Dated: May 22, 1998

                                 EXHIBIT INDEX


 EXHIBIT
 NUMBER                                                  DESCRIPTION
---------  --------------------------------------------------------------------------------------------------------
(1-A.)     Form of Underwriting Agreement

(1-B.)     Form of Distribution Agreement

(4-A.)     Form of Indenture among U S WEST Capital Funding, Inc., USW-C, Inc. and First National Bank of Chicago,
             as Trustee. The form or forms of Debt Securities with respect to each particular series of Debt
             Securities registered hereunder will be filed as an exhibit to a Current Report on Form 8-K of U S
             WEST and incorporated herein by reference.

(5.)       Opinion of Thomas O. McGimpsey.

12.        Computation of Ratio of Earnings to Fixed Charges.

23-A.      Consent of Arthur Andersen LLP.

23-B.      Consent of Coopers & Lybrand L.L.P.

(23-C.)    Consent of counsel is contained in opinion of counsel filed as Exhibit 5.

(24.)      Powers of Attorney.

(25.)      Statement of Eligibility of Trustee.